Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 27, 2023 with respect to the historical summary of revenues and direct cost of revenues of The Collection at Forsyth included in the Form 8-K/A of CTO Realty Growth, Inc. filed with the Securities and Exchange Commission on January 27, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Orlando, Florida

September 28, 2023